Exhibit 10.5

MICHAELS STORES, INC.

STOCK OPTION AGREEMENT

Optionee: Brian C. Cornell

No. of Shares: 2,270,966

Date of Grant: June 4, 2007

Expiration Date: June 4, 2014

This Option and any securities issued upon exercise of this Option are subject to restrictions on voting and transfer and other provisions as set forth in the Amended and Restated Stockholders Agreement among Michaels Stores, Inc. and certain investors, originally dated as of October 31, 2006, as amended and restated on January 31, 2007 and amended from time to time thereafter (the “Stockholders Agreement”) and the terms of the Registration Rights Agreement referred to therein (the “Registration Rights Agreement”).  This Option and any securities issued upon exercise of this Option constitute an Option and Shares, respectively, as defined in the Stockholders Agreement.

This Stock Option Agreement (this “Agreement”) is hereby entered into between Michaels Stores, Inc., a Delaware corporation (the “Company”), and the Optionee named above pursuant to the Company’s 2006 Equity Incentive Plan, as amended from time to time (the “Plan”).  For the purpose of this Agreement, the “Grant Date” shall mean the date hereof, June 4, 2007.

1.                                      Grant of Option.  This Agreement evidences the grant by the Company on the Grant Date to the Optionee of an option (the “Option”) to purchase, in whole or in part, on the terms provided herein and in the Plan, a total of 2,270,966 shares of Common Stock of the Company, par value $.10 per share (the “Shares”), at the following prices per Share:

(a)                                  756,989 Shares at $15.00 per Share (the “Tranche 1 Option”);

(b)                                 756,989 Shares at $22.50 per Share (the “Tranche 2 Option”);

(c)                                  189,247 Shares at $30.00 per Share (the “Tranche 3 Option”);

(d)                                 189,247 Shares at $37.50 per Share (the “Tranche 4 Option”);

(e)                                  189,247 Shares at $45.00 per Share (the “Tranche 5 Option”);

and

(f)                                    189,247 Shares at $52.50 per Share (the “Tranche 6 Option”).

The Option evidenced by this Agreement is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (the “Code”).

2.                                      Vesting.  During the Optionee’s Employment, the Option will vest and become exercisable (i) with respect to 20% of the Shares subject to each of the Tranche 1 Option, Tranche 2 Option, Tranche 3 Option, Tranche 4 Option, Tranche 5 Option and Tranche 6 Option on each of the first through fifth anniversaries of February 16, 2007 or (ii) if earlier, with respect to any unvested portion of the Option, upon a Change of Control (as defined in the Stockholders Agreement).

3.                                      Exercise of Option.

(a)                                  Details of Exercise.  Each election to exercise this Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Optionee or by his or her executor or administrator or by the Person or Persons to whom this Option is transferred by will or the applicable laws of descent and distribution (the “Legal Representative”), and made pursuant to and in accordance with the terms and conditions set forth in the Plan.  The latest date on which this Option may be exercised (the “Final Exercise Date”) is the date which is the seventh (7th) anniversary of the Grant Date, subject to earlier termination in accordance with the terms and provisions of the Plan and this Agreement.

(b)                                 Payment of Exercise Price.  The following are permitted forms of payment for the exercise of this Option and for the remittance of withholding taxes pursuant to Section 8: (a) cash or check acceptable to the Administrator, (b) actual or constructive transfer to the Company of shares of Stock owned by the Optionee for at least six months (or, with the consent of the Administrator, for less than six months) having an aggregate Fair Market Value at the date of exercise equal to the aggregate exercise price of the Award, (c) authorization by the Optionee of the Company to withhold a number of shares of Stock otherwise issuable to the Optionee under this Option having an aggregate Fair Market Value on the date of exercise equal to the aggregate exercise price of this Option and, if applicable, the amount of any withholding tax, (d) at such time, if any, as the Stock is publicly traded through a broker-assisted “cashless” exercise program acceptable to the Administrator, and (e) by a combination of such methods of payment.

4.                                      Effect of Certain Transactions.  In the event of a Change of Control (as defined in the Stockholders Agreement), this Option will vest and become fully exercisable.

5.                                      Representations and Warranties of Optionee.

Optionee represents and warrants that:

(a)                                  Authorization.  Optionee has full legal capacity, power, and authority to execute and deliver this Agreement and to perform Optionee’s obligations hereunder.  This Agreement has been duly executed and delivered by Optionee and is the legal, valid, and binding obligation of Optionee enforceable against Optionee in accordance with the terms hereof.

(b)                                 No Conflicts.  The execution, delivery, and performance by Optionee of this Agreement and the consummation by Optionee of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which Optionee is subject, (ii) violate any order, judgment or decree applicable to Optionee, or (iii) conflict with, or result in a breach of default under, any term or condition of any agreement or other instrument to which Optionee is a party or by which Optionee is bound.

(c)                                  Thorough Review, etc.  Optionee has thoroughly reviewed the Plan, this Agreement, the Stockholders Agreement and the Registration Rights Agreement in their entirety.  Optionee has had an opportunity to obtain the advice of counsel (other than counsel to the Company or its Affiliates) prior to executing this Agreement, and fully understands all provisions of the Plan and this Agreement.

(d)                                 Knowledge.  Optionee has been advised that neither this Option or the Shares received upon this Option’s exercise have been registered under the Securities Act or any state securities laws and, therefore, none of those securities can be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available.  Except to the extent provided in the Stockholders Agreement and the Registration Rights Agreement, such Optionee is aware that the Company is under no obligation to effect any such registration with respect to any such securities or to file for or comply with any exemption from registration.  Such Optionee is acquiring and holding the Option and any Shares received upon the Option’s exercise for its own account and not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act.  Such Optionee is either an “accredited investor” as defined in Regulation D under the Securities Act or possesses such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the securities of the Company described in this Agreement.

6.                                      Joinder to Agreements.  Optionee acknowledges and agrees that the Shares received upon exercise of this Option will be subject to the Stockholders Agreement and to the Registration Rights Agreement and the transfer and other restrictions, rights, and obligations set forth in those agreements.  By executing this Agreement, Optionee hereby becomes a party to and bound by the Stockholders Agreement and the Registration Rights Agreement as a Manager (as such term is defined in those agreements), without any further action on the part of Optionee, the Company or any other Person.

7.                                      Legends.  Certificates evidencing any Shares issued upon exercise of the Option granted hereby may bear the following legends, in addition to any legends which may be required by the Stockholders Agreement or by the Registration Rights Agreement:

“The securities represented by this certificate were issued in a private placement, without registration under the Securities Act of 1933, as amended (the “Act”), and may not be sold, assigned, pledged, or otherwise transferred in the absence of an effective registration under the Act covering the transfer or an opinion of counsel, satisfactory to the issuer, that registration under the Act is not required.”

8.                                      Withholding.  No Shares will be issued, sold or transferred pursuant to the exercise of this Option unless and until the Person exercising this Option shall have remitted to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements, or shall have made other arrangements satisfactory to the Company with respect to such taxes.

9.                                      Nontransferability of Option.  This Option is not transferable by the Optionee other than by will or the applicable laws of descent and distribution, and is exercisable during the Optionee’s lifetime only by the Optionee.

10.                               Status Change.  Upon the termination of the Optionee’s Employment, this Option shall continue or terminate as, and to the extent provided in the Plan.

11.                               Effect on Employment.  Neither the grant of this Option, nor the issuance of Shares upon exercise of this Option, will give the Optionee any right to be retained in the employ of the Company or its Affiliates, affect the right of the Company or its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.

12.                               Indemnity.  Optionee hereby indemnifies and agrees to hold the Company harmless from and against all losses, damages, liabilities and expenses (including without limitation reasonable attorneys fees and charges) resulting from any breach of any representation, warranty, or agreement of Optionee in this Agreement or any misrepresentation of Optionee in this Agreement.

13.                               Provisions of the Plan.  This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the Grant Date has been furnished to the Optionee.  By exercising all or any part of this Option, the Optionee agrees to be bound by the terms of the Plan and this Agreement.  In the event of any conflict between the terms of this Agreement and the Plan, the terms of this Agreement shall control.

14.                               Definitions.  Initially capitalized terms not otherwise defined herein have the meaning provided in the Plan.

15.                               General.  For purposes of this Agreement and any determinations to be made by the Administrator hereunder, the determinations by the Administrator shall be binding upon the Optionee and any transferee.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

MICHAELS STORES, INC.

By:	/s/ Jeffrey N. Boyer
Name: Jeffrey N. Boyer
Title: President and Chief Financial Officer

Dated:  June 4, 2007

The undersigned acknowledges and agrees to the terms of this Agreement and acknowledges and agrees that by the undersigned’s execution below, the undersigned is also joining and becoming a party to the Stockholders Agreement and the Registration Rights Agreement:

/s/ Brian C. Cornell
Brian C. Cornell